UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Suite 100

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. □

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 1, 2024, On July 31, 2024, BigCommerce Holdings, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder of the Company’s existing 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”), to exchange (the “Exchange”) approximately $161.2 principal amount of the 2026 Notes for $150.0 million in aggregate principal amount of the Company’s new 7.5% Convertible Senior Notes due 2028 (the “2028 Notes”). The 2028 Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of August 7, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The 2028 Notes are the Company’s senior, initially unsecured obligations and will accrue interest at a rate of 7.5% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2024. The 2028 Notes will mature on October 1, 2028, unless earlier converted, redeemed or repurchased. Before July 3, 2028, noteholders will have the right to convert their 2028 Notes only upon the occurrence of certain events. From and after July 3, 2028, noteholders may convert their 2028 Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 62.5000 shares of common stock per $1,000 principal amount of 2028 Notes, which represents an initial conversion price of $16.00 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Company may not redeem the 2028 Notes at its option at any time before October 7, 2026. The 2028 Notes will be redeemable, in whole or in part (subject to the “Partial Redemption Limitation” (as defined in the Indenture)), at the Company’s option at any time, and from time to time, on or after October 7, 2026 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any 2028 Note for redemption will constitute a Make-Whole Fundamental Change with respect to that 2028 Note, in which case the conversion rate applicable to the conversion of that 2028 Note will be increased in certain circumstances if it is converted after it is called for redemption. Pursuant to the Partial Redemption Limitation, the Company may not elect to redeem less than all of the outstanding 2028 Notes unless at least $100.0 million aggregate principal amount of 2028 Notes are outstanding and not subject to redemption as of the time the Company sends the related redemption notice.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their 2028 Notes at a cash repurchase price equal to the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The 2028 Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the 2028 Notes (which, in the case of a default in the payment of interest on the 2028 Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the 2028 Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain payment defaults on the Company’s credit facility if the Company has entered into the Security Documents (as defined in the Indenture), (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $20,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the 2028 Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of 2028 Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2028 Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the 2028 Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the 2028 Notes.

The Indenture contains a number of restrictive covenants and limitations, including restrictions on the Company’s ability to incur certain indebtedness, as further described in the Indenture. In addition, to the extent the Company incurs subordinated indebtedness pursuant to the terms of the Indenture, it will be required to secure the 2028 Notes, subject only to prior security interests in favor of lenders under any senior secured revolving credit facility, if then outstanding.

The above description of the Indenture and the 2028 Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the 2028 Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the 2028 Notes set forth in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 2028 Notes were issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of the Company’s common stock that may be issued upon conversion of the 2028 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 18,518,505 shares of the Company’s common stock may be issued upon conversion of the 2028 Notes, based on the initial maximum conversion rate of 123.4567 shares per $1,000 principal amount of the 2028 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of August 7, 2024, between BigCommerce Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of certificate representing the 7.5% Convertible Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1)
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: August 7, 2024	By:	/s/ Hubert Ban
Hubert Ban
Chief Accounting Officer